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                         [STOCK CERTIFICATE BACKGROUND]

                                                                     EXHIBIT 4.1

                          [MEDFORD BANCORP, INC. LOGO]


        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

      THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, MA OR NEW YORK CITY, NY

       COMMON STOCK                                                COMMON STOCK
     PAR VALUE $0.50                                             PAR VALUE $0.50



THIS CERTIFIES that                                            CUSIP 584131 10 6


                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                             AND FOR INFORMATION WITH RESPECT TO
                                             CERTAIN REFERENCES WHICH MAY EXIST
                                             WITH RESPECT TO THE COMMON STOCK












is the owner of



    FULLY PAID AND NON-ASSESSABLE $0.50 PAR VALUE SHARES OF COMMON STOCK OF


     MEDFORD BANCORP, INC. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed or assigned. This certificate and the shares of common stock represented hereby are issued and shall be held subject to the laws of The Commonwealth of Massachusetts and to the Charter and By-laws of the Company, as in effect and as amended from time to time hereafter. Such shares are not deposit accounts and are not insured by the Federal Deposit Insurance Corporation, the Massachusetts Mutual Savings Central Fund, Inc. or any other insurer. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

                                  Witness the facsimile seal of the Company and the facsimile of its duly authorized officers.

                                  Dated:




[MEDFORD BANCORP, INC. SEAL]      /s/ Phillip W. Wong       /s/ Arthur H. Meehan
                                  Philip W. Wong            Arthur H. Meehan
                                  Treasurer                 President

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                             MEDFORD BANCORP, INC.



     The shares of common stock represented by this certificate are issued and shall be held subject to all the provisions of the Charter and By-laws of the Company, as in effect and as amended from time to time hereafter, to all of which the holder by acceptance hereof assents. The Company will furnish to any stockholder upon written request and without charge, a copy of the Charter and By-laws of the Company. Such request may be made to the Shareholder Relations Department.

     The Charter authorizes the issuance of shares of preferred stock in one or more series with such voting, dividend, dissolution and other rights and preferences as specified by the Board of Directors of the Company at the time of issuance of the shares. The Charter, in accordance with Massachusetts regulations, also provides for a liquidation account for the benefit of certain account holders of Medford Savings bank (the "Bank") as of July 31, 1985 who continue to maintain their accounts at the Bank, which holders have priority rights over the common stockholders of the Company in the event of a complete liquidation of the Bank. A statement of the preferences, powers, qualifications and rights of the series and classes of such stock and of the terms of the liquidation account will be furnished to the holder of this certificate upon written request and without charge.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


     TEN COM - as tenants in common                      UNIF GIFT MIN ACT - __________ Custodian ___________
     TEN ENT - as tenants by the entireties                                     (Cust)               (Minor)
     JT TEN  - as joint tenants with right                                   Under Uniform Gifts to Minors
               of survivorship and not as                                    Act _________
               tenants in common                                                  (State)


    Additional abbreviations may also be used though not in the above list.


     For value received, _______________________________ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
 ______________________________________
|                                      |
|______________________________________|________________________________________

________________________________________________________________________________

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________

________________________________________________________________________________
represented by the within certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated ______________________

                                  _____________________________________________
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.

Signature Guaranteed: _______________________________________________
                      ALL GUARANTEES MUST BE MADE BY A FINANCIAL
                      INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"). THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM ("MSP") OR THE STOCK EXCHANGE MEDALLION PROGRAM ("SEMP") AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Shareholder Rights Agreement among Medford Bancorp, Inc., Medford Savings bank, and State Street Bank and Trust Company, as Rights Agent, dated as of November 26, 1997, as amended, restated, renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Medford Bancorp, Inc. and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Medford Bancorp, Inc. may redeem the Rights at a redemption price of $.01 per Right, subject to adjustment, under the terms of the Rights Agreement. Medford
Bancorp, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons, Adverse Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.